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                                                                  Exhibit 10.11

                               SOCIETY CORPORATION
                             1988 STOCK OPTION PLAN

     1. PURPOSE. This 1988 Stock Option Plan (the "Plan") is intended to provide to selected officers of Society Corporation (the "Corporation") and its subsidiaries incentives for effective service and high levels of performance by affording them the opportunity to purchase Common Shares of the Corporation to increase their proprietary interest in the Corporation's continued progress and success and to enable the Corporation and its subsidiaries to attract qualified officers.

     2. TYPES OF OPTIONS. Options granted under the Plan may be (a) "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended, or (b) non-incentive stock options.

     3. ADMINISTRATION. The Plan shall be administered by a Committee composed of not less than three directors of the Corporation to be appointed by the Board of Directors (the "Committee"). The members of the Committee shall not be officers or employees of the Corporation or any subsidiary. The Board of Directors may also appoint one or more directors as alternate members of the Committee. No option may be granted to any member or alternate member of the Committee. The Committee shall have authority, subject to the terms of the Plan
(a) to determine the officers to whom options shall be granted, the type of option granted, the number of shares to be covered by each option, the purchase price of the shares covered by each option, the form of consideration which may be accepted in payment of the option price including, without limitation, cash, securities, other property, or any combination thereof, the time or times at which options shall be exercisable, and the terms and provisions of the instruments by which options shall be evidenced, (b) to interpret the Plan, and
(c) to make all determinations necessary for the administration of the Plan. Subject to Section 18, the Committee shall also have the authority to amend the terms and conditions applicable to outstanding options provided that no amendment shall contain terms and conditions inconsistent with the provisions of the Plan. Notwithstanding the foregoing, the Corporation's Board of Directors may exercise any authority granted herein to the Committee.

     The construction and interpretation by the Committee of any provision of the Plan or any stock option agreement entered into pursuant to the Plan and any determination by the Committee pursuant to any provision of the Plan or any stock option agreement shall be final and conclusive. No member or alternate member of the Committee shall be liable for any such action or determination made in good faith.

     4. ELIGIBILITY. Options may be granted to officers of the Corporation or any subsidiary (including officers who are members of the Board of Directors of the Corporation or any subsidiary). The granting of any option to an officer shall not entitle such officer to, nor disqualify him from, participation in any other grant of an option. Further, the granting of any option to an officer shall not be deemed or construed to impair or affect in any manner

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whatsoever the right of the Corporation or any subsidiary in its discretion to terminate the services of such officer.

     5. STOCK AVAILABLE FOR OPTIONS. The stock which may be issued and sold upon the exercise of options granted under the Plan may be authorized and unissued Common Shares of the Corporation or treasury shares as the Board of Directors may from time to time determine. The Corporation may reacquire Common Shares at the time options are exercised, or from time to time in advance, whenever the Board of Directors may deem such purchase advisable.

     Common Shares may be either Ordinary Shares or Book Value Shares. "Ordinary Shares" are Common Shares of the Corporation for which there is a generally recognized trading market and which are freely transferable. "Book Value Shares" are Common Shares of the Corporation which have the same voting, dividend, and liquidation rights as Ordinary Shares, except that they shall not be transferable other than to the Corporation and except that they shall be subject to the repurchase provisions set forth in the stock option agreements pursuant to which they were acquired or purchased.

     Subject to adjustment as provided in Section 14, the total number of Common Shares of the Corporation which may be issued or sold upon the exercise of all options granted under this Plan shall not exceed the following:

              (a) 1,350,000 Ordinary Shares, and

              (b) a number of Book Value Shares, which as of the respective dates of grant is proportionate to the number of Ordinary Shares described in (a) above, based on the ratio of the then fair market value per share of Ordinary Shares to the then applicable Book Value Per Share (as hereinafter defined in Section 6) of the Book Value Shares; provided, however, that such number of Book Value Shares shall not exceed 2,025,000, and the number of Book Value Shares so determined shall be rounded to the next lowest whole number of Book Value Shares.

     The exercise of an option or stock appreciation right relating to Ordinary Shares will reduce proportionately the number of Book Value Shares, if any, subject to the same option or stock appreciation right, and vice versa. Any Book Value Shares or Ordinary Shares ceasing to be subject to the related option because of such reduction shall no longer be available for the future grant of options under the Plan.

     In the event that any outstanding option under the Plan for any reason expires or is terminated prior to the end of the period during which options may be granted under the Plan, the Common Shares subject to the unexercised portion of such option shall again be available for the future grant of options under the Plan.

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     6. OPTION PRICE. The option price under an option to purchase Ordinary
Shares, whether an incentive stock option or a non-incentive stock option, shall be not less than the fair market value of the Ordinary Shares covered by the option, as determined by the Committee, on the date the option is granted.

     The option price for any Book Value Share shall be not less than the Book Value Per Share on the Fiscal Quarter Date coincident with or immediately preceding the date of the grant of the option. "Book Value Per Share" as of any date means the shareholders' equity allocable to Common Shares of the Corporation, as set forth in the consolidated balance sheet of the Corporation and its subsidiaries as at the Fiscal Quarter Date coincident with or immediately preceding such date, divided by the number of Common Shares of the Corporation outstanding as of such Fiscal Quarter Date; provided, however, that the Book Value Per Share, for the purpose of calculating the repurchase price of Book Value Shares, may be adjusted to such an extent as may be determined by the Committee to preserve the benefit of the arrangement for holders of options on Book Value Shares and the Corporation, if in the opinion of the Committee, after consultation with the Corporation's independent public accountants, changes in the Corporation's accounting policies' acquisitions, or other unusual or extraordinary items have materially affected the number of the Corporation's Common Shares outstanding or shareholders' equity allocable to the Corporation's Common Shares.

     "Fiscal Quarter Date" means March 31, June 30, September 30, or December 31 of any year or such other dates as the Corporation may from time to time fix as ending dates of fiscal quarters of the Corporation.

     7.  GRANT OF STOCK OPTIONS; STOCK OPTION AGREEMENTS.

              (a) Incentive Stock Options. The Committee may, from time to time, grant incentive stock options under the Plan. Any grant of an incentive stock option shall be to purchase a specified number of Ordinary Shares. The day on which the Committee authorizes the grant of an incentive stock option shall be the day on which such incentive stock option is granted. No optionee may be granted incentive stock options for Ordinary Shares that are exercisable for the first time by the optionee in any calendar year (under all plans of the Corporation and its subsidiaries) which exceed an aggregate fair market value (determined at the time of grant) of $100,000.

              (b) Non-lncentive Stock Options. The Committee may, from time to time, grant non-incentive stock options under the Plan. Any grant of a non-incentive stock option may be to purchase a specified number of Ordinary Shares or Book Value Shares, or both, and may give the optionee the election to purchase either Ordinary Shares or Book Value Shares. The day on which the Committee authorizes the grant of a non-incentive stock option shall be considered the day on which such non-incentive stock option is granted, unless the Committee

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         specifies a later day. The exercise of a non-incentive stock option to purchase Ordinary Shares will reduce proportionately the number of Book Value Shares, if any, covered by the same non-incentive stock option, and vice versa. Any grant in respect of Book Value Shares shall provide for the repurchase thereof by the Corporation, and upon such repurchase the repurchase price may be paid in cash, in Ordinary Shares, or a combination of such methods of payment, and may either give to the optionee or retain in the Committee the right to elect the method of payment of the repurchase price.

              (c) Stock Option Agreements. Each grant of an incentive stock option or a non-incentive stock option under the Plan shall be evidenced by a stock option agreement executed on behalf of the Corporation by an officer designated by the Committee and accepted by the optionee. Such stock option agreement shall contain such terms and provisions, consistent with the Plan, as the Committee may approve.

              (d) Election. The Committee may, at the time of the grant of a stock option, permit the optionee to irrevocably elect at such time whether such stock option shall be an incentive stock option subject to the terms and conditions set forth in the Plan applicable to incentive stock options, which terms and conditions, if such election is made, shall be set forth in the stock option agreement.

     8. EXERCISE OF OPTIONS. Options, whether incentive stock options or non-incentive stock options, shall be exercised by delivery of written notice of exercise to the Corporation accompanied by payment of the option price. Except as otherwise provided in Section 9, an option may be exercised only while the optionee is in the employ of the Corporation or of a subsidiary. An optionee to whom an option has been granted must remain in the continuous employ of the Corporation or of a subsidiary for one year from the date on which the option is granted before he or she or, with respect to any non-incentive stock options, any Transferee may exercise any part of the option; provided, however, that this requirement of one year of continuous employment shall not apply to an optionee who retires under any retirement plan, program, or policy of the Corporation or of a subsidiary unless the option is covered by a stock appreciation right, in which case, the retiring optionee must have been in the continuous employ of the Corporation or of a subsidiary for at least six months from the date on which the option is granted. Thereafter, each option shall become exercisable in one or more installments at the time or times provided in the instrument evidencing the option. Once an installment becomes exercisable, it shall remain exercisable until expiration or termination of the option. An officer to whom an option is granted or any Transferee may exercise the option from time to time, in whole or in part, up to the total number of shares with respect to which the option is then exercisable. No fraction of a Common Share may, however, be purchased upon the exercise of an option. A "Transferee" means, with respect to non-incentive stock options, a person or entity to which, in the Committee's discretion, any non-incentive stock option may be assigned or transferred.

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     Notwithstanding any provision of this Section 8 to the contrary, any option, whether an incentive stock option or a non-incentive stock option, granted pursuant to the Plan (a) may, in the discretion of the Committee, become fully exercisable as to all optioned shares from and after the time the optionee ceases to be an employee of the Corporation or any of its subsidiaries as a result of the sale or other disposition by the Corporation of assets or property (including shares of any subsidiary) in respect of which the optionee had theretofore been employed or as a result of which optionee's continued employment with the Corporation or any subsidiary is no longer required, and (b) shall, in the case of a change in control (as hereinafter defined) of the Corporation, become fully exercisable as to all optioned shares from and after the date of such change in control. For purposes of this paragraph, a "change in control" shall be deemed to occur:

              (i) upon the approval by the shareholders of the Corporation of
         (A) any consolidation or merger of the Corporation with or into another corporation or entity if, as a result of such consolidation or merger, voting securities of the Corporation outstanding immediately prior to such consolidation or merger will not represent or account for (either directly by continuing to be outstanding as voting securities of the resulting or surviving corporation or entity or indirectly by being converted into or exchanged for voting securities of the resulting or surviving corporation or entity) at least 60% of the voting securities of the resulting or surviving corporation as of immediately after the consolidation or merger, (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Corporation, or (C) adoption of any plan or proposal for the liquidation or dissolution of the Corporation, or

              (ii) upon any "person" (as defined in Section 13(d) of the Securities Exchange Act of 1934 as amended), corporation or other entity, other than the Corporation or any subsidiary or employee benefit plan or trust maintained by the Corporation or any of its subsidiaries, becoming the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934), directly or indirectly, of more than 25% of the Common Shares of the Corporation outstanding at the time, without the prior approval of the Board of Directors of the Corporation, or

              (iii) if, during any period of 24 consecutive calendar months, individuals who at the beginning of such period constitute the directors of the Corporation cease for any reason to constitute at least a majority thereof unless the election or the nomination for election by the shareholders of the Corporation of each new director of the Corporation was approved by the vote of at least two-thirds of the directors of the Corporation still then in office who were directors of the Corporation at the beginning of any such period.

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     9.  EXERCISE OF OPTIONS AFTER TERMINATION OF EMPLOYMENT OR DEATH.

     (a) Incentive Stock Options. An incentive stock option may be exercised after termination of employment, whether upon death, disability, retirement, or otherwise only to the extent provided in this Section 9(a).

              (i) Upon any termination of employment for any reason other than the optionee's death, disability, or retirement under any retirement plan, program, or policy of the Corporation or of a subsidiary, the optionee shall have the right within the period of three months next following the date of such termination of employment, to purchase all or any part of the Common Shares which the optionee would have been entitled to purchase if he or she had exercised his or her option on the date of such termination of employment, except that, if the employment of the optionee is terminated by the Corporation or a subsidiary, the optionee may exercise his or her incentive stock option only with the consent of the Committee.

              (ii) Upon any termination of employment due to retirement under any retirement plan, program, or policy of the Corporation or of a subsidiary, the optionee shall have the right within the period of two years next following the date of termination of employment, to purchase all or any part of the Common Shares which the optionee would have been entitled to purchase if he or she had exercised his or her incentive stock option on the date of such termination of employment.

              (iii) Upon any termination of employment due to disability, the optionee, or his attorney in fact or guardian, shall have the right within the period of one year next following the date of termination of employment, to purchase all or any part of the Common Shares which the optionee would have been entitled to purchase if he or she had exercised his or her incentive stock option on the date of such termination of employment.

              (iv) Upon the death of the optionee while in the active service of the Corporation or of a subsidiary, or within the period referred to in subsection (i), (ii), or (iii) of this Section 9(a), the optionee's executor or administrator or the person or persons to whom the optionee's rights under his or her option are transferred by will or the laws of descent and distribution shall have the right, within the period of two years next following the date of the optionee's death, to purchase all or any part of the Common Shares which the optionee would have been entitled to purchase if he or she had exercised his or her incentive stock option on the date of death.

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     (b) Non-incentive Stock Options. A non-incentive stock option may be exercised after termination of employment, whether upon death, disability, retirement, or otherwise only to the extent provided in this Section 9(b).

              (i) Upon any termination of employment for any reason other than the optionee's death, disability, or retirement under any retirement plan, program, or policy of the Corporation or of a subsidiary, the optionee or a Transferee shall have the right within the period of six months next following the date of such termination of employment, to purchase all or any part of the Common Shares which the optionee would have been entitled to purchase if he or she had exercised his or her option on the date of such termination of employment, except that if the employment of the optionee is terminated by the Corporation or a subsidiary, the optionee or Transferee may exercise his or her incentive stock option only with the consent of the Committee.

              (ii) Upon any termination of employment due to retirement under any retirement plan, program, or policy of the Corporation or of a subsidiary, the optionee or any Transferee shall have the right within the period of two years next following the date of termination of employment, to purchase all or any part of the Common Shares which the optionee would have been entitled to purchase if he or she had exercised his or her incentive stock option on the date of such termination of employment.

              (iii) Upon any termination of employment due to disability, the optionee, his or her attorney in fact or guardian, or any Transferee shall have the right within the period of two years next following the date of termination of employment, to purchase all or any part of the Common Shares which the optionee would have been entitled to purchase if he or she had exercised his or her non-incentive stock option on the date of such termination of employment.

              (iv) Upon the death of the optionee while in the active service of the Corporation or of a subsidiary, or within the period referred to in subsection (i) (ii), or (iii) of this Section 9(b) the optionee's executor or administrator, the person or persons to whom the optionee's rights under his or her option are transferred by will or the laws of descent and distribution, or any Transferee shall have the right, within the period of two years next following the date of the optionee's death, to purchase all or any part of the Common Shares which the optionee would have been entitled to purchase if he or she had exercised his or her non-incentive stock option on the date of death.

     10. TERMINATION OF OPTIONS. Notwithstanding any other provision in this Plan, any option, whether an incentive stock option or a non-incentive stock option, granted under the Plan shall terminate, and the right of the optionee or other person to purchase Common Shares shall expire, at the time set forth in the grant, which shall be not later than ten years from the

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date such option is granted; provided, however, in the case of non-incentive stock options, the Committee may authorize a term of ten years and one week from the date such option is granted if the Committee determines it is desirable in order to assure that such option is not treated as an incentive stock option for Federal income tax purposes.

     11. PAYMENT FOR SHARES. Upon exercise of an option, whether an incentive stock option or a non-incentive stock option, the option price shall be payable either (a) in cash, or (b) by the transfer to the Corporation by the optionee or Transferee of Ordinary Shares or Book Value Shares having a value (current market value in the case of Ordinary Shares and Book Value in the case of Book Value Shares) equal to the option price, including, in the discretion of the Committee exercised at the time the option is granted, the right to transfer shares acquired upon the exercise of a part of an option in payment of the option price upon immediate exercise of a further part of the option, or (c) by a combination of the methods described in (a) and (b) of this Section 11.

     12. ASSIGNABILITY. Non-incentive stock options granted under the Plan may be assignable or transferable in the Committee's discretion and may be exercised by the Transferee. Except as otherwise provided in Section 9, an incentive stock option granted under the Plan may not be assigned or transferred and may be exercised only by the optionee to whom granted.

     13. OPTIONS IN SUBSTITUTION FOR STOCK OPTIONS GRANTED BY OTHER COMPANIES. Options, whether incentive stock options or non-incentive stock options, may be granted under the Plan in substitution for stock options held by employees of a company who become or are about to become officers of the Corporation or a subsidiary as a result of the merger or consolidation of the employer company with the Corporation or a subsidiary, or the acquisition by the Corporation or a subsidiary of the assets of the employer company, or the acquisition by the Corporation or a subsidiary of stock of the employer company as a result of which it becomes a subsidiary of the Corporation. The terms, provisions, and benefits of the substitute options so granted may vary from the terms, provisions and benefits set forth in or authorized by the Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the terms, provisions, and benefits of the options in substitution for which they are granted.

     14. ADJUSTMENT UPON CHANGES IN SHARES. The number and option price of the Common Shares covered by each option and the total number of shares that may be sold under the Plan shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Committee, any stock dividend, stock split or share combination of the Common Shares, or reclassification or recapitalization of the Corporation. If the Corporation shall be a party to any merger, consolidation, or other form of business combination, or liquidation or dissolution, and in connection therewith the holders of Common Shares shall become entitled to receive securities, cash, or other property in conversion or extinguishment of, exchange for, or otherwise in respect of Common Shares, the officer to whom an option has been granted shall be entitled, upon exercise of the option rights granted under the Plan on the terms and conditions set forth in the instrument evidencing the option, to receive, in lieu of Common

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Shares, the securities, cash, or other property that the officer would be entitled to receive as a holder of Common Shares had the officer exercised the option rights set forth in the instrument evidencing the option immediately prior to the effective date of the merger, consolidation or other form of business combination; provided, however, that the Committee may authorize the disposition of the option rights granted under the Plan in such other manner as any be necessary and equitable in its discretion to realize the intention of the option rights granted under the Plan.

     15. PURCHASE FOR INVESTMENT. Each person exercising an option, whether an incentive stock option or a non-incentive stock option, may be required by the Corporation to furnish a representation that he or she is acquiring the shares purchased upon such exercise as an investment and not with a view to distribution thereof if the Corporation shall, in its sole discretion, determine that such representation is required to ensure that a resale or other disposition of the shares would not involve a violation of the Securities Act of 1933, as amended, or of applicable blue sky laws. Any investment representation so furnished shall no longer be applicable at any time such representation is no longer necessary for such purposes.

     16. LEGAL REQUIREMENTS. No option shall be granted and no shares shall be delivered under this Plan except in compliance with all applicable Federal and state laws and regulations, including, without limitation, the United States Internal Revenue Code and Federal and state securities laws

     17. DURATION AND TERMINATION OF THE PLAN. The Plan shall remain in effect through February 17, 1998, and shall then terminate, unless terminated at an earlier date by action of the Board of Directors: provided, however, that termination of the Plan shall not affect options granted prior thereto.

     18. AMENDMENTS. The Board of Directors may alter or amend the Plan from time to time prior to its termination, except that, without shareholder approval, no amendment shall increase the aggregate number of shares with respect to which options may be granted (except in accordance with the provisions of Section 14), reduce the option price at which options may be exercised (except in accordance with the provisions of Section 14), extend the time within which options may be granted under the Plan, or change the requirements relating to either eligibility for participation in the Plan or administration of the Plan. Except in accordance with the provisions of Section 14, neither the Board of Directors nor the Committee may, without the consent of the holder of an option granted under the Plan, alter or impair such option. The Committee may, with the agreement of the affected optionee, cancel any stock option agreement entered into pursuant to the Plan. In the event of such cancellation, the Committee may authorize the grant of a new incentive stock option or nonincentive stock option for the same or a different number of Common Shares specified in the cancelled stock option agreement, at such option price and upon terms and provisions which would have been applicable under the Plan had not the Corporation and the optionee entered into the cancelled stock option agreement.

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